Exhibit 10.4

TRADEMARK ASSIGNMENT

This TRADEMARK ASSIGNMENT (this “Assignment”) is made as of the 22nd day of May, 2009 by Peace Mountain Natural Beverage Corporation (“Assignor”) to Skinny Nutritional Corporation (“Assignee”).

WHEREAS, Assignor has agreed in an Intellectual Property Assets Purchase Agreement, dated May 22, 2009 (the “Agreement”), by and among Assignor, John David Alden, and Assignee, to sell, assign, transfer, convey, grant, and deliver to Assignee all of Assignor’s right, title, and interest in, to, and under the Transferred Trademarks and all foreign rights throughout the world corresponding to the Transferred Trademarks;

WHEREAS, Assignor is the sole owner of the Transferred Trademarks identified and set forth on Schedule A and all foreign rights throughout the world corresponding to the Transferred Trademarks;

WHEREAS, Assignee has agreed in the Agreement to purchase from Assignor all of its right, title, and interest in, to and under said Transferred Trademarks; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, for good and valuable consideration (including the premises and covenants set forth herein and in the Agreement), the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Assignor hereby sells, assigns, transfers, conveys, grants, and delivers to Assignee all of such Assignor’s respective right, title, and interest in, to, and under the Transferred Trademarks, together with the goodwill associated therewith, including all registrations, applications, and common law rights therefor in the United States and for all foreign countries, including any renewals and extensions of the registrations that are or may be secured under the laws of the United States and all foreign countries, now or hereafter in effect, for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns, or other legal representatives, as fully and entirely as the same would have been held and enjoyed by such Assignor if this assignment and sale had not been made, together with all income, royalties, or payments due or payable as of the time of this assignment or thereafter, including, without limitation, all claims for damages by reason of past, present, or future infringement or other unauthorized use of the Transferred Trademarks, with the right to sue for and collect the same for Assignee’s own use and enjoyment and for the use and enjoyment of its successors, assigns, or other legal representatives.

Assignor authorizes and requests the Commissioner of Patents and Trademarks of the United States and other empowered officials of the United States Patent and Trademark Office to transfer all registrations and applications for the Transferred Trademarks to Assignee as assignee of the entire right, title, and interest therein or otherwise as Assignee may direct, in accordance with this instrument of assignment, and to issue to Assignee all registrations which may issue with respect to any applications for a trademark or service mark included in the Transferred Trademarks.

Assignor covenants and agrees that it will, upon the reasonable request of Assignee execute and deliver, or cause to be executed or delivered, any and all documents provided by Assignee that may be necessary or desirable to perfect the assignment, conveyance and transfer of the Transferred Trademarks hereunder.

This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely within such Commonwealth, without regard to the conflicts of law principles of such Commonwealth.

This Assignment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

This space is intentionally left blank.

The Signature Page immediately follows.

Signature Page

IN WITNESS WHEREOF, Assignor and the Assignee have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR
PEACE MOUNTAIN NATURAL
BEVERAGE CORPORATION
By:	/s/ John David Alden
Name:	John David Alden
Title:	President

ASSIGNEE
SKINNY NUTRITIONAL
CORPORATION
By:	/s/ Ronald D. Wilson
Name:	Ronald D. Wilson
Title:	Pres. and CEO

Signature page to Trademark Assignment

SCHEDULE A

TRANSFERRED TRADEMARKS

Mark	Goods/First Use Date	U.S. Serial No./ Filing Date	U.S. Reg. No./ Issue Date	U.S. Status
SKINNY SHAKE	Dietary meal replacement/ 3/19/03	76/192,470 01/10/01	2,743,268 07/29/03	Granted
SKINNY WATER	Nutriceuticals; Isotonic drinks/ 01/02/01	76/008,776 03/24/00	2,557,075 04/02/02	Granted
SKINNY TEA	Tea/ 08/01/02	76/187,804 12/28/00	2,657,057 12/03/02	Granted
SKINNY JUICE	Nutriceuticals; Isotonic drinks/ 08/02/02	76/208,424 02/12/01	2,657,083 12/03/02	Granted
DIET WATER	Bottled drinking water/ 01/10/01	76/192,471 01/10/01	2,576,866 06/04/02	Granted (Supp.)
SKINNY COLA	Colas/ 07/27/02	76/173,878 12/01/00	2,650,352 11/12/02	Granted
SKINNY SHOT	Ready to drink soft drinks/ Intent to Use	77/294,601 10/02/07		Pending
SLENDER WATER	Nutriceuticals; Isotonic drinks/ Intent to Use	78/614,310 04/21/05		Allowed
SKINNY JAVA	Dietary food supplement; Drinks/Intent to Use	78/734,027 10/15/2005		Allowed
SKINNY SMOOTHIE	Nutriceuticals; beverages; Shakes; Smoothie drinks/ Intent to Use	77/145,760 04/01/2007		Allowed
SKINNY SODA	Nutriceuticals; Soda pops/ Intent to Use	77/125,090 03/07/2007		Allowed
SKINNY SNACKS	Nutriceuticals in ready-to-drink or concentrate form for use as a dietary supplement	77/185,768 05/21/07		Pending
SKINNY CEREAL	Breakfast Cereal, snack food	77/185,768 11/11/07		Pending
SKINNY CAPS	Dietary and nutritional supplements	77/100,213 02/06/07	3,316,575 10/23/07	Granted